Exhibit 99

PROXY
SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
ADVANCE BANCORP, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
____________, 2003

            The undersigned appoints Robert C. Anderson and Richard F. Sundstrom, and each of them as proxies and attorneys-in-fact, with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Advance Bancorp, Inc. ("Advance Bancorp") which the undersigned is entitled to vote at the annual meeting of the stockholders of Advance Bancorp to be held at the Community Room of Advance Bank, 1400 Torrence Avenue, Calumet City, Illinois, at ___ __.m., local time, on _________, 2003, and at any adjournments or postponements thereof as marked on the reverse side:

            This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment; provided, however, no proxy that is voted against the proposal to adopt the Agreement and Plan of Merger will be voted in favor of adjournment or postponement to solicit further proxies. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

            The undersigned hereby acknowledges receipt from Advance Bancorp prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and proxy statement dated ____________, 2003, and the 2002 Annual Report to Stockholders.

            PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE HEREOF AND RETURN IT IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	SEE REVERSE SIDE
(Continued and to be signed on reverse side.)

            1.  Adoption of the Agreement and Plan of Merger, dated January 15, 2003, by and between Advance Bancorp and Charter One Financial, Inc. ("Charter One"), pursuant to which Advance Bancorp will merge with and into Charter One.

{ } For	{ } Against	{ } Abstain

            2.  Election of Robert C. Anderson, Charles R. Fitch, James A. Fitch, Jr., Morgan L. Fitch, Jr., G. Weldon Fogal, Alice F. Gallagher, Roger L. Hupe, John Lassiter, Ronald J. Serpe and Richard F. Sundstrom to serve as directors on the board of directors of Advance Bancorp until the consummation of the merger or, if the merger is not consummated, for a one-year term expiring at the 2004 annual meeting of stockholders and until their successors are elected and have been qualified.

{ } For All	{ } Withhold All	{ } For All Except

INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee(s), write that nominee's name in the space provided:

___________________________________________________

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            3.  Ratification of the appointment of McGladrey & Pullen, LLP as the independent auditors for the fiscal year ending December 31, 2003.

{ } For	{ } Against	{ } Abstain

            4.  In their discretion, the proxies are authorized to vote on such other business as may properly come before the annual meeting or any adjournments or postponement of the annual meeting.

{ } For	{ } Against	{ } Abstain

            THE PROXIES AND ATTORNEYS, AND EACH OF THEM, WITHOUT HEREBY LIMITING THEIR GENERAL AUTHORITY, ARE AUTHORIZED PURSUANT TO THE AUTHORITY GRANTED IN PARAGRAPH 4 TO VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO ALL MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF BUT WHICH ARE NOT KNOWN TO THE BOARD OF DIRECTORS AT THE TIME OF SOLICITATION OF THIS PROXY. IN THEIR DISCRETION, EACH OF THE ABOVE-NAMED PROXIES IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS INCIDENT TO THE CONDUCT OF, OR AS MAY PROPERLY COME BEFORE, THE ANNUAL MEETING OF STOCKHOLDERS.

Your vote is important. Accordingly, even if you plan to attend the annual meeting, please date the Proxy and sign your name exactly as it appears on this proxy. If shares are held by joint tenants or as community property, both should sign. Persons signing in a fiduciary capacity should so indicate. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president, or authorized officer. If a partnership, please sign in partnership name by authorized person. Please promptly return this Proxy to Advance Bancorp in the enclosed envelope.

Signature(s)________________________	Dated _________________, 2003
Signature(s)________________________	Dated _________________, 2003